UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2007

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2007, American Medical Alert Corp. (the “Company”) entered into a stock purchase agreement with Mr. Frederic Siegel (the “Siegel Stock Purchase Agreement”). The stock grants contemplated by the Siegel Stock Purchase Agreement were made pursuant to the employment agreement, commencing as of January 1, 2007, between Mr. Siegel and the Company (the “Employment Agreement”), which was filed as an exhibit to the Company’s Form 8-K that was filed on May 30, 2007 with the Securities and Exchange Commission. Pursuant to the Siegel Stock Purchase Agreement, Mr. Siegel was granted 22,000 shares of restricted common stock subject to a repurchase right in favor of the Company. The Company has the right to repurchase the shares for $.01 per share if Mr. Siegel ceases to be employed by the Company. The repurchase right lapses with respect to 5,500 shares on each of December 31, 2007, 2008, 2009 and 2010, subject to the condition that Mr. Siegel remains employed by the Company on each such applicable date; provided, however, that, in the event of a change in control (as defined in the Employment Agreement), if the Company or its successor pursuant to such change in control, as applicable, and Mr. Siegel either agree to continue the Employment Agreement or to enter into a new employment agreement mutually acceptable to the Company or its successor, as applicable, and Mr. Siegel in lieu of the Employment Agreement, then any such remaining unvested shares shall vest immediately upon the mutual agreement of the Company or its successor and Mr. Siegel to continue the Employment Agreement or to enter into a new employment agreement.

In addition, Mr. Siegel will be granted the following bonus compensation stock grants: (i) up to 12,000 shares of common stock based on the earnings before deduction of interest and taxes ("EBIT") of the Company’s Health and Safety Monitoring Systems segment (“HSMS”), as set forth in the Company's audited financial statements for the applicable fiscal year, meeting or exceeding the HSMS EBIT performance goals set forth below as (A); and (ii) up to 34,000 shares of common stock, based on the EBIT of the Company, as set forth in the Company's audited financial statements for the applicable fiscal year, meeting or exceeding the EBIT performance goals set forth below as (B). In connection with clause (i) herein, the Company and Mr. Siegel have agreed that the HSMS EBIT targets were determined on the basis of the Company’s method of calculating EBIT by segment for the fiscal year ended December 31, 2005 (such method of calculating, the “2005 Methodology”) and that, if the Company changes its method of calculating its EBIT by segment, the Company shall determine whether (a) to use the 2005 Methodology and the HSMS EBIT targets set forth herein in connection with the stock grants contemplated hereby or (b) to use a method of calculating EBIT by segment that is based on its year end financial statements and accordingly adjusted HSMS EBIT targets, provided that such adjustment from the 2005 Methodology will not either benefit or detract from Mr. Siegel’s rights in connection with the stock grants contemplated hereby.

(A)	HSMS EBIT Targets For 2007 - 2010

HSMS EBIT as a percentage of HSMS revenues for the applicable fiscal year	# of Shares

5.0 - 5.99%	500 shares
6.0 - 6.99%	1,000 shares
7.0 - 7.99%	1,500 shares
8.0 - 8.99%	2,000 shares
9.0 - 9.99%	2,500 shares
10.0% - or more	3,000 shares

(B)	Company EBIT Targets For 2007 - 2010

EBIT growth over prior fiscal year	# of Shares

15.0 - 17.49%	3,000 shares
17.5 - 19.99%	4,000 shares
20.0 - 22.49%	5,250 shares
22.5 - 24.99%	6,500 shares
25.0% - or more	8,500 shares

To the extent that the aggregate number of shares to be granted pursuant to clause (i) and clause (ii) in the preceding paragraph exceeds 37,500, such shares will only be granted if shareholder approval of such grant is obtained. If such shareholder approval is not obtained prior to the time any such shares are earned by Mr. Siegel, then Mr. Siegel shall not be entitled to and shall not be granted any such shares.

A copy of the Siegel Stock Purchase Agreement is attached hereto as Exhibit 10.1. The Siegel Stock Purchase Agreement is subject to the terms of the Company’s 2005 Stock Incentive Plan, as amended (“Plan”), which is filed herewith as Exhibit 10.2. The shares issued under the Siegel Stock Purchase Agreement shall be issued out of the Plan; provided, however, that if a number of shares of common stock in excess of 37,500 are issued pursuant to the Siegel Stock Purchase Agreement, the shares in excess of 37,500 shall not be issued out of the Plan but rather issued as a separate individual grant to Mr. Siegel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement, dated as of January 1, 2007, between the Company and Frederic Siegel.
10.2	(i) 2005 Stock Incentive Plan (incorporated by reference to the Company’s Proxy Statement filed on June 30, 2005 with the Securities and Exchange Commission).
(ii) Amendment to 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.2(ii) of the Company’s Form 10-QSB/A filed on November 17, 2005 with the Securities and Exchange Commission).
(iii) Amendment to the 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.4(iii) of the Company’s Form 8-K filed on January 26, 2006 with the Securities and Exchange Commission).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2008

AMERICAN MEDICAL ALERT CORP.

	By:	/s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer